EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended September 30, 2024 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for our 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest, related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2024
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$196,564
Net loss attributable to common stockholders	$(76,571)
Basic and diluted net loss per share attributable to common stockholders [2]	$(0.33)
Cash NOI [1]	$159,511
Adjusted EBITDA [1]	$150,589
AFFO attributable to common stockholders [1]	$73,856
Dividends per share - third quarter [3]	$0.275
Dividend yield - annualized, based on quarter end share price	15.0%

Balance Sheet and Capitalization
Gross asset value [4]	$8,474,584
Net debt [5] [6]	$4,843,015
Total consolidated debt [6]	$4,970,264
Total assets	$7,335,870
Liquidity [7]	$252,662

Common shares outstanding as of September 30, 2024 (thousands)	230,818

Net debt to gross asset value	57.1%
Net debt to annualized adjusted EBITDA [8]	8.0	x

Weighted-average interest rate cost [9]	4.8%
Weighted-average debt maturity (years) [10]	3.2
Interest Coverage Ratio [11]	2.5	x

Real Estate Portfolio	Total
Number of properties	1,223
Square footage (millions)	61.9
Leased	96%
Weighted-average remaining lease term (years) [12]	6.3
Footnotes:
[1]This Non-GAAP metric is reconciled below.
[2]Adjusted for net income attributable to common stockholders for common share equivalents.
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $1.10 that was in effect beginning in the second quarter of 2024.
[4]Defined as total assets plus accumulated depreciation and amortization as of September 30, 2024.
[5]Represents total debt outstanding of $5.0 billion, less cash and cash equivalents of $127.2 million.
[6]Excludes the effect of discounts and deferred financing costs, net.
[7]Liquidity includes $125.4 million of availability under the credit facility and $127.2 million of cash and cash equivalents as of September 30, 2024.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended September 30, 2024 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024

Consolidated Balance Sheets
Amounts in thousands

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,268,106	$1,430,607
Buildings, fixtures and improvements	5,505,148	5,842,314
Construction in progress	5,504	23,242
Acquired intangible lease assets	1,128,991	1,359,981
Total real estate investments, at cost	7,907,749	8,656,144
Less accumulated depreciation and amortization	(1,138,714)	(1,083,824)
Total real estate investments, net	6,769,035	7,572,320
Assets held for sale	9,391	3,188
Cash and cash equivalents	127,249	121,566
Restricted cash	53,526	40,833
Derivative assets, at fair value	1,114	10,615
Unbilled straight-line rent	98,914	84,254
Operating lease right-of-use asset	78,278	77,008
Prepaid expenses and other assets	130,077	121,997
Deferred tax assets	4,822	4,808
Goodwill	52,255	46,976
Deferred financing costs, net	11,209	15,412
Total Assets	$7,335,870	$8,098,977

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,273,464	$2,517,868
Revolving credit facility	1,583,936	1,744,182
Senior notes, net	900,905	886,045
Acquired intangible lease liabilities, net	80,125	95,810
Derivative liabilities, at fair value	18,656	5,145
Accounts payable and accrued expenses	90,653	99,014
Operating lease liability	50,126	48,369
Prepaid rent	44,821	46,213
Deferred tax liability	6,152	6,009
Dividends payable	11,830	11,173
Total Liabilities	5,060,668	5,459,828
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,638	3,639
Additional paid-in capital	4,354,823	4,350,112
Accumulated other comprehensive loss	(16,751)	(14,096)
Accumulated deficit	(2,069,400)	(1,702,143)
Total Stockholders’ Equity	2,272,550	2,637,752
Non-controlling interest	2,652	1,397
Total Equity	2,275,202	2,639,149
Total Liabilities and Equity	$7,335,870	$8,098,977

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue from tenants	$196,564	$203,286	$206,045	$206,726

Expenses:
Property operating	33,515	35,533	37,830	37,037
Operating fees to related parties	—	—	—	(580)
Impairment charges	38,583	27,402	4,327	2,978
Merger, transaction and other costs	1,901	1,572	761	4,349
Settlement costs	—	—	—	—
General and administrative	12,598	15,196	16,177	16,867
Equity-based compensation	2,309	2,340	1,973	1,058
Depreciation and amortization	85,430	89,493	92,000	98,713
Total expenses	174,336	171,536	153,068	160,422
Operating income before (loss) gain on dispositions of real estate investments	22,228	31,750	52,977	46,304
(Loss) gain on dispositions of real estate investments	(4,280)	34,102	5,867	(988)
Operating income	17,948	65,852	58,844	45,316
Other income (expense):
Interest expense	(77,130)	(89,815)	(82,753)	(83,575)
Loss on extinguishment of debt	(317)	(13,090)	(58)	(817)
(Loss) gain on derivative instruments	(4,742)	530	1,588	(4,478)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	—	300	1,032	—
Other (expense) income	(49)	309	(16)	435
Total other expense, net	(82,238)	(101,766)	(80,207)	(88,435)
Net loss before income tax	(64,290)	(35,914)	(21,363)	(43,119)
Income tax (expense) benefit	(1,345)	250	(2,388)	(5,459)
Net loss	(65,635)	(35,664)	(23,751)	(48,578)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(10,936)
Net loss attributable to common stockholders	$(76,571)	$(46,600)	$(34,687)	$(59,514)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.33)	$(0.20)	$(0.15)	$(0.26)

Weighted average shares outstanding — Basic and Diluted	230,463	230,381	230,320	230,320

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
EBITDA:
Net loss	$(65,635)	$(35,664)	$(23,751)	$(48,578)
Depreciation and amortization	85,430	89,493	92,000	98,713
Interest expense	77,130	89,815	82,753	83,575
Income tax expense (benefit)	1,345	(250)	2,388	5,459
EBITDA	98,270	143,394	153,390	139,169
Impairment charges	38,583	27,402	4,327	2,978
Equity-based compensation	2,309	2,340	1,973	1,058
Merger, transaction and other costs [1]	1,901	1,572	761	4,349
Loss (gain) on dispositions of real estate investments	4,280	(34,102)	(5,867)	988
Loss (gain ) on derivative instruments	4,742	(530)	(1,588)	4,478
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	—	(300)	(1,032)	—
Loss on extinguishment of debt	317	13,090	58	817
Other expense (income)	49	(309)	16	(435)
Expenses attributable to European tax restructuring [2]	—	16	469	2,169
Transition costs related to the Merger and Internalization [3]	138	995	2,826	2,484
Adjusted EBITDA	150,589	153,568	155,333	158,055
Operating fees to related parties	—	—	—	(580)
General and administrative	12,598	15,196	16,177	16,867
Expenses attributable to European tax restructuring [2]	—	(16)	(469)	(2,169)
Transition costs related to the Merger and Internalization [3]	(138)	(995)	(2,826)	(2,484)
NOI	163,049	167,753	168,215	169,689
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,805	1,901	2,225	1,907
Straight-line rent	(5,343)	(5,349)	(4,562)	(6,720)
Cash NOI	$159,511	$164,305	$165,878	$164,876

Cash Paid for Interest:
Interest Expense	$77,130	$89,815	$82,753	$83,575
Non-cash portion of interest expense	(2,496)	(2,580)	(2,394)	(2,408)
Amortization of discounts on mortgages and senior notes	(14,156)	(24,080)	(15,338)	(15,078)
Total cash paid for interest	$60,478	$63,155	$65,021	$66,089
________
[1]For the three months ended September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[3] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(76,571)	$(46,600)	$(34,687)	$(59,514)
Impairment charges	38,583	27,402	4,327	2,978
Depreciation and amortization	85,430	89,493	92,000	98,713
Loss (gain) on dispositions of real estate investments	4,280	(34,102)	(5,867)	988
FFO (as defined by NAREIT) attributable to common stockholders	51,722	36,193	55,773	43,165
Merger, transaction and other costs [1]	1,901	1,572	761	4,349
Loss on extinguishment of debt	317	13,090	58	817
Core FFO attributable to common stockholders	53,940	50,855	56,592	48,331
Non-cash equity-based compensation	2,309	2,340	1,973	1,058
Non-cash portion of interest expense	2,496	2,580	2,394	2,408
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,805	1,901	2,225	1,907
Straight-line rent	(5,343)	(5,349)	(4,562)	(6,720)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	—	(300)	(1,032)	—
Eliminate unrealized losses (gains) on foreign currency transactions [2]	4,360	(230)	(1,259)	4,941
Amortization of discounts on mortgages and senior notes	14,156	24,080	15,338	15,078
Expenses attributable to European tax restructuring [3]	—	16	469	2,169
Transition costs related to the Merger and Internalization [4]	138	995	2,826	2,484
Forfeited disposition deposit [5]	(5)	(196)	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$73,856	$76,692	$74,964	$71,656

Weighted average common shares outstanding — Basic and Diluted	230,463	230,381	230,320	230,320
Net loss per share attributable to common shareholders	$(0.33)	$(0.20)	$(0.15)	$(0.26)
FFO per diluted common share	$0.22	$0.16	$0.24	$0.19
Core FFO per diluted common share	$0.23	$0.22	$0.25	$0.21
AFFO per diluted common share	$0.32	$0.33	$0.33	$0.31
Dividends declared to common stockholders	$63,722	$63,754	$81,923	$81,891
________
[1]For the three months ended September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the REIT Merger and Internalization Merger.
[2]For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2024, the loss on derivative instruments was $4.7 million which consisted of unrealized losses of $4.4 million and realized losses of $0.3 million. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million. For the three months ended March 31, 2024, the gain on derivative instruments was $1.6 million which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million. For the three months ended December 31, 2023, the loss on derivative instruments was $4.5 million, which consisted of unrealized losses of $4.9 million and realized gains of $0.4 million.
[3]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[4] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[5] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Debt Overview
As of September 30, 2024

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2024 (remainder)	—	—	—%	$589
2025	329	0.9	3.8%	521,241
2026	95	1.6	3.8%	105,755
2027	10	3.1	4.4%	163,191
2028	125	3.6	4.2%	529,620
2029	150	4.6	5.0%	665,674
Thereafter	105	8.1	5.4%	400,258
Total Non-Recourse Debt	814	3.9	4.5%	2,386,328	48%

Recourse Debt
2026 - Revolving Credit Facility		1.8	5.8%	1,583,936
2027 - 3.75% Senior Notes		3.2	3.8%	500,000
2028 - 4.50% Senior Notes		4.0	4.5%	500,000
Total Recourse Debt		2.5	5.1%	2,583,936	52%

Total Debt		3.2	4.8%	$4,970,264	100%

Total Debt by Currency				Percent
USD				79%
EUR				11%
GBP				9%
CAD				1%
Total				100%

Footnotes:
[1]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[2]As of September 30, 2024, the Company’s total combined debt was 91.0% fixed rate or swapped to a fixed rate and 9.0% floating rate.
[3]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of September 30, 2024 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Future Minimum Lease Rents
As of September 30, 2024
Amounts in thousands

Future Minimum Base Rent Payments [1]
2024 (remainder)	$163,344
2025	643,517
2026	601,970
2027	541,692
2028	478,893
2029	393,208
Thereafter	1,823,837
Total	$4,646,461
Footnotes:
[1]Base rent assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Diversification by Property Type/Segment

As of September 30, 2024
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$225,229	33%	32,040	52%	$126,812	34%	17,779	51%
Multi-Tenant Retail	183,268	27%	15,174	25%	109,866	30%	9,643	28%
Single-Tenant Retail	150,702	22%	7,750	13%	40,982	11%	2,585	7%
Office	125,474	18%	6,930	10%	93,467	25%	4,838	14%
Total	$684,673	100%	61,894	100%	$371,127	100%	34,845	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$219,053	33%	32,040	52%	$121,894	33%	17,779	51%
Multi-Tenant Retail	185,864	28%	15,174	25%	112,924	31%	9,643	28%
Single-Tenant Retail	139,735	21%	7,750	13%	39,762	11%	2,585	7%
Office	127,674	18%	6,930	10%	94,316	26%	4,838	14%
Total	$672,326	100%	61,894	100%	$368,896	101%	34,845	100%

[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Diversification by Tenant Industry
As of September 30, 2024
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$47,824	7%	3,159	5%	$46,282	12%	2,938	9%
Auto Manufacturing	43,568	6%	4,237	7%	26,161	7%	1,736	5%
Healthcare	38,890	6%	1,697	3%	11,421	3%	561	2%
Discount Retail	36,128	5%	3,679	6%	12,389	3%	1,215	4%
Specialty Retail	32,343	5%	2,809	5%	18,354	5%	1,687	5%
Gas/Convenience	28,672	4%	655	1%	3,597	1%	79	—%
Freight	25,739	4%	2,766	5%	9,577	3%	875	3%
Consumer Goods	22,117	3%	4,705	8%	20,532	6%	4,036	12%
Home Improvement	19,979	3%	2,496	4%	7,522	2%	396	1%
Quick Service Restaurant	18,468	3%	553	1%	3,009	1%	94	—%
Apparel Retail	17,198	3%	1,243	2%	9,456	3%	687	2%
Other [2]	353,747	51%	31,498	53%	202,827	54%	18,647	57%
Total	$684,673	100%	59,497	100%	$371,127	100%	32,951	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.
[2]Other includes 78 industry types as of September 30, 2024.
[3]Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Top Twenty Tenants
As of September 30, 2024
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight	$22,762	3.3%
Imperial Reliance, LLC	Single Tenant Retail	Gas/Convenience	22,296	3.3%
McLaren	Industrial & Distribution	Auto Manufacturing	20,573	3.0%
Fresenius	Single Tenant Retail	Healthcare	15,179	2.2%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	2.1%
Home Depot	Industrial & Distribution/Multi-Tenant Retail	Home Improvement	13,681	2.0%
Government Services Administration (GSA)	Office	Government	11,760	1.7%
ING Bank	Office	Financial Services	10,802	1.6%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	1.5%
Dollar General	Single Tenant Retail	Discount Retail	9,745	1.4%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.4%
Truist Bank	Single Tenant Retail	Retail Banking	9,270	1.4%
PetSmart	Multi Tenant Retail	Pet Supplies	9,046	1.3%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.2%
Dick's Sporting Goods	Multi Tenant Retail	Sporting Goods	8,325	1.2%
Finnair	Industrial & Distribution	Aerospace	8,030	1.2%
Contractors Steel	Industrial & Distribution	Metal Processing	7,952	1.2%
Kohl's Corporation	Multi Tenant Retail	Department Store	7,022	1.0%
Harper Collins	Industrial & Distribution	Publishing	6,871	1.0%
Boots UK Limited	Single Tenant Retail	Pharmacy	6,446	0.9%
Subtotal			232,427	33.9%

Remaining portfolio			452,246	66.1%

Total Portfolio			$684,673	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)
Diversification by Geography — As of September 30, 2024 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$545,579	79.7%	50,755	82.2%	$245,817	66.3%	25,161	72.2%
Michigan	60,703	8.9%	6,468	10.4%	22,140	6.0%	2,432	7.0%
Texas	41,178	6.0%	2,928	4.7%	16,225	4.4%	1,358	3.9%
Ohio	40,929	6.0%	5,925	9.6%	23,827	6.4%	4,004	11.5%
North Carolina	33,304	4.9%	3,758	6.1%	15,148	4.1%	2,184	6.3%
Georgia	30,154	4.4%	2,211	3.6%	4,091	1.1%	314	0.9%
Illinois	27,494	4.0%	2,796	4.5%	16,999	4.6%	1,900	5.5%
Florida	24,019	3.5%	1,614	2.6%	13,550	3.7%	946	2.7%
Alabama	23,922	3.5%	2,011	3.2%	10,256	2.8%	973	2.8%
South Carolina	20,827	3.0%	2,335	3.8%	4,816	1.3%	558	1.6%
Kentucky	19,095	2.8%	1,498	2.4%	8,590	2.3%	755	2.2%
Pennsylvania	17,408	2.5%	1,274	2.1%	8,436	2.3%	602	1.7%
Indiana	16,866	2.5%	2,425	3.9%	10,356	2.8%	1,359	3.9%
Missouri	15,011	2.2%	1,221	2.0%	7,782	2.1%	612	1.8%
Oklahoma	14,857	2.2%	1,187	1.9%	6,376	1.7%	564	1.6%
California	13,030	1.9%	1,152	1.9%	11,500	3.1%	873	2.5%
Louisiana	11,781	1.7%	988	1.6%	3,369	0.9%	494	1.4%
Tennessee	11,123	1.6%	1,302	2.1%	6,902	1.9%	673	1.9%
Massachusetts	10,973	1.6%	1,007	1.6%	10,244	2.8%	969	2.8%
New Jersey	10,057	1.5%	430	0.7%	—	—%	—	—%
New York	9,027	1.3%	1,073	1.7%	4,245	1.1%	356	1.0%
Nevada	8,544	1.2%	423	0.7%	344	0.1%	14	—%
Wisconsin	8,400	1.2%	664	1.1%	5,124	1.4%	359	1.0%
Kansas	8,142	1.2%	692	1.1%	3,220	0.9%	293	0.8%
Arkansas	7,739	1.1%	486	0.8%	5,605	1.5%	398	1.1%
Mississippi	7,687	1.1%	616	1.0%	542	0.1%	23	0.1%
New Mexico	5,351	0.8%	415	0.7%	3,534	1.0%	301	0.9%
Maryland	4,848	0.7%	419	0.7%	1,870	0.5%	170	0.5%
Connecticut	4,598	0.7%	402	0.7%	2,742	0.7%	305	0.9%
Virginia	4,116	0.6%	324	0.5%	2,405	0.6%	228	0.7%
Iowa	3,841	0.6%	402	0.6%	2,365	0.6%	269	0.8%
Minnesota	3,330	0.5%	335	0.5%	1,124	0.3%	210	0.6%
Colorado	3,201	0.5%	122	0.2%	2,694	0.7%	87	0.2%
West Virginia	3,134	0.5%	345	0.6%	354	0.1%	47	0.1%
New Hampshire	2,917	0.4%	345	0.6%	2,380	0.6%	256	0.7%
Maine	2,278	0.3%	76	0.1%	2,077	0.6%	64	0.2%
Rhode Island	2,207	0.3%	107	0.2%	772	0.2%	21	0.1%
North Dakota	1,855	0.3%	193	0.3%	925	0.2%	47	0.1%
Wyoming	1,828	0.3%	103	0.2%	—	—%	—	—%
Nebraska	1,761	0.3%	113	0.2%	794	0.2%	39	0.1%
Montana	1,663	0.2%	100	0.2%	—	—%	—	—%
South Dakota	1,489	0.2%	101	0.2%	1,125	0.3%	54	0.2%
Utah	1,444	0.2%	53	0.1%	329	0.1%	12	—%
Vermont	1,338	0.2%	235	0.4%	102	—%	22	0.1%
Idaho	731	0.1%	36	0.1%	198	0.1%	6	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	340	—%	10	—%	340	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	72,136	10.5%	4,837	7.8%	72,133	19.5%	4,839	13.9%
Netherlands	17,329	2.5%	1,007	1.6%	17,329	4.7%	1,007	2.9%
Finland	13,781	2.0%	1,457	2.4%	—	—%	—	—%
Germany	10,573	1.5%	1,584	2.6%	10,573	2.9%	1,584	4.5%
France	7,977	1.2%	1,416	2.3%	7,977	2.2%	1,416	4.1%
Channel Islands	6,031	0.9%	114	0.2%	6,031	1.6%	114	0.3%
Luxembourg	5,956	0.9%	156	0.3%	5,956	1.6%	156	0.4%
Canada	3,071	0.4%	372	0.6%	3,071	0.8%	372	1.1%
Italy	2,240	0.3%	196	0.3%	2,240	0.6%	196	0.6%
Total	$684,673	100%	61,894	100%	$371,127	100%	34,845	100%
Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.34 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.74 as of September 30, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2024 (Unaudited)

Lease Expirations
As of September 30, 2024

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2024 (Remaining)	71	$12,159	1.8%	767	1.0%
2025	168	46,937	6.9%	4,293	7.0%
2026	207	58,644	8.6%	4,225	7.0%
2027	257	59,630	8.7%	5,413	9.0%
2028	311	85,742	12.5%	8,876	15.0%
2029	295	88,747	13.0%	8,471	14.0%
2030	161	59,669	8.7%	4,548	8.0%
2031	83	34,013	5.0%	5,268	9.0%
2032	100	36,826	5.4%	3,037	5.0%
2033	92	38,887	5.7%	2,877	5.0%
2034	86	29,503	4.3%	1,928	3.0%
2034	32	15,745	2.3%	1,409	2.0%
2036	49	11,858	1.7%	1,100	2.0%
2037	24	3,776	0.6%	235	—%
2038	138	30,980	4.5%	1,839	3.0%
Thereafter (>2038)	234	71,557	10.5%	5,211	9.0%
Total	2,308	$684,673	100%	59,497	100%
Footnotes:
[1]Annualized rental income converted from local currency into USD as of September 30, 2024 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.